Exhibit 23.2
CONSENT OF MCCARTHY TÉTRAULT LLP
Re:     IMAX Corporation — Filing of Form S-8
The undersigned hereby consents to the filing of our opinion, addressed to the Division of Corporation Finance, Securities and Exchange Commission, as an exhibit to the Registration Statement of IMAX Corporation on Form S-8.
Date: March 11, 2010

McCarthy Tétrault LLP
By:	/s/ Robert O. Hansen
Robert O. Hansen